Exhibit (a)(1)(E)

Exhibit (a) (1) (E)

Log In page

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Option Exchange Program

Opens August 6th, 2009

Closes September 3rd , 2009 at 5pm

Pacific Time

Welcome to your Option Exchange Program website!

Please enter your Login Id and Password.

If you have misplaced or did not receive your password, please send an email to

nanometrics@sos-team.com or click here to generate a new password.

Login Id:

Password:

(Case Sensitive)

ENTER

Welcome page

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Option Exchange Program

Opens August 6th, 2009

Closes September 3rd, 2009 at 5pm

Pacific Time

Welcome: Home Logout

Learn

Click on any of the links below to learn more.

Offer to Exchange

FAQs

Employee Presentation Materials

Schedule TO – Tender Offer Statement

The PDF documents above require Adobe Acrobat Reader in order to view. If necessary, you may download the application by linking to the Adobe website.

Make My Election

You have 28 calendar days left to elect whether to keep your Eligible Options or to exchange them. No partial exchanges of an option grant will be permitted. If you elect to exchange an eligible option grant, you must exchange all of the outstanding options underlying that particular option grant.

View/Make/Change My Election

Need Help?

Contact the SOS Customer Service Center at (408) 754-7650, or nanometrics@sos-team.com

Change Your Password

Election Page- top of page

nanometrics

Option Exchange Program

Opens August 6th, 2009 Closes September 3rd, 2009 at 5pm Pacific Time

Welcome:

Home Logout

Make My Elections (Step 1 of 4)

Indicate your decision to tender one or more of your Eligible Options identified below for exchange for New Options by selecting “Yes in the Election column.

If you do not want to tender one or more of your Eligible Options for exchange, select “No” in the Election column for those particular options.

If you do not select “Yes” with respect to an Eligible Option, your election with respect to that option will default to “No”. In that event, the Eligible Options will not be exchanged.

You can only elect to tender either all or none of the options of a particular grant.

Breakeven Calculator

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

Offer to Exchange

FAQs

Employee Presentation Materials

Schedule TO – Tender Offer Statement

Eligible Options

New Options

Option Number

Option Type

Grant Date

Strike Price ($)

Options Outstanding

Options Vested

Option Type

New Options

New Options Vested

Election

AC000367

NQ

Dec-13-2002

$7.27 51 51 NQ 34 0 Yes No

Election Page- Bottom of Page

Welcome:

Home Logout

Make My Election (Step 1 of 4)

Indicate your decision to tender one or more of your Eligible Options identified below for exchange for New Options by selecting “Yes” in the Election column.

If you do not want to tender one or more of your Eligible Options for exchange, select “NO” in the Election column for those particular options.

If you do not select “Yes” with respect to an Eligible Option, your election with respect to that option will default to “No”. In that event, that Eligible Options will not be exchanged.

You can only elect to tender either all or none of the options of a particular grant.

Breakeven Calculator

Reminder

Before making your election, please ensure that you have reviewed and understand the documents that constitute this offer:

Offer to Exchange

FAQs

Employee Presentation Materials

Schedule TO – Tender Offer Statement

Eligible Options

Option Number

Option Type

Grant Date

Strike Price ($)

Options Outstanding

Options Vested

Option Type

New Options

New Options Vested

Election

AC000367

NQ

Dec-13-2002

$7.27

51

51

NQ

34

0

Yes

No

Cancel

Submit My Election

Need Help?

Contact the SOS Customer Service Center at

(408) 754-7650, or nanometrics@sos-team.com

Breakeven Calculator

Breakeven Calculator *

The Breakeven Calculator calculates the breakeven stock price at which the value of the Eligible Options (breakeven stock price less strike price of Eligible Options times number of Eligible Options) equals the value of the New Options (breakeven stock price less potential strike price of New Options at the end of the offer period times the number of New Options adjusted for the exchange ratio).

Step 1: Select Eligible Grant ID

Strike Price of Eligible Options

Number of Eligible Options

Step 2: Enter potential strike price of New Options on the close of offer period.

Click to Calculate Breakeven

Exchange Ratio based on Eligible Grant ID selected in

Step 1

New Options

Breakeven

NM300947

$6.12

7,500

$3.56

Calculate

0.666670

5,000

$11.24

Would you like to consider the potential value of your Eligible Options and New Options at a future, hypothetical price?

Enter Hypothetical Future Stock Price to Calculate

Values

Click to Calculate Values

$10.77

Calculate

Breakeven Calculator (Cont’d)

Exchange Ratio based on Eligible Grant ID selected in Step 1

0.666670

New Options

5,000

Breakeven

$11.24

Would you like to consider the potential value of your Eligible Options and New Options at a future, hypothetical price?

Enter Hypothetical Future Stock Price to Calculate Values

$10.77

Click to Calculate Values

Calculate

If you do not exchange, the future hypothetical value of your Eligible Options that you currently hold at the price you entered would be

$34,873.80

If you do exchange, the future hypothetical value of the New Options at the price you entered would be

$36,049.20

Reset

*Important Legal Notification: The Breakeven Calculator is not a financial or tax planning tool and information received using the Breakeven Calculator does not constitute a recommendation as to whether or not to participate in the Offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for advice related to your specific situation. Additionally, in the Breakeven Calculator, Nanometrics makes no forecast or projection regarding the strike price of New Options that will be granted in the Offer or as to the future market price of Nanometrics common shares, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Breakeven Calculator.

Make My Elections

nanometrics

Option Exchange Program

Opens August 6th, 2009

Closes September 3rd, 2009 at 5pm

Pacific Time

Welcome: Home Logout

Make My Elections (Step 2 of 4)

You have made the following elections with respect to your Eligible Options:

Eligible Options New Options

Option Number

Option Type

Grant Date

Strike Price ($)

Options Outstanding

Options Vested

Option Type

New Options

New Options

Vested Election

AC000367

NQ

Dec-13-2002

$7.27

51

51

NQ

34

0

Yes

No

Cancel Continue

Need Help?

Contact the SOS Customer Service Center at (408) 754-7650, or nanometrics@sos-team.com

Submit My Elections

nanometrics

Option Exchange Program

Opens August 6th, 2009

Closes September 3rd, 2009 at 5pm

Pacific Time

Welcome: Home Logout

Submit Elections (Step 3 of 4)

I acknowledge my election is subject to the terms, conditions and restrictions contained in the Offer to Exchange.

Employee Email Address:

Employee Name:

An e-mail will be sent to the e-mail address above confirming your election after you select the “I Agree” button below.

Cancel I AGREE

Need Help?

Contact the SOS Customer Service Center at (408) 754-7650, or nanometrics@sos-team.com

Print Confirmation Page

nanometrics

Option Exchange Program

Opens August 6th, 2009

Closes September 3rd, 2009 at 5pm

Pacific Time

Welcome: Home Logout

Print Election Confirmation (Step 4 of 4)

Your election has been recorded as follows:

Eligible Options New Options

Option Number

Option Type

Grant Date

Strike Price ($)

Options Outstanding

Options Vested

Option Type

New Options

New Options Vested

Election

AC000367

NQ

Dec-13-2002

$7.27

51

51

NQ

34

0

No

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

PRINT A CONFIRMATION

LOGOUT

RETURN TO WELCOME PAGE

Printable Page

Home

Nanometrics Option Exchange Program - Election Confirmation

Your election has been recorded as follows:

Name:

Employee ID:

Date of Election: 08/05/2009 05:14:56 PM PDT

Eligible Options New Options

Option Number

Option Type

Grant Date

Strike Price ($)

Options Outstanding

Options Vested

Option Type

New Options

New Options Vested

Election

AC000367

NQ

Dec-13-2002

$7.27

51

51

NQ

34

0

No

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

If a participant does not Print the Confirmation Page

Have you printed the Confirmation Page?

If not, select “No” and then “Yes” on the next screen.

Then, print this page by either pressing CTRL+P on the keyboard or select the Print option from your browser”s File Menu.

Yes No

We strongly recommend you print a Confirmation before leaving this page.

To print this page press CTRL+P on the keyboard or select the Print Option from your browser”s File Menu.

If you want to stay at this page click Yes. If you want to continue with your action click No.

Yes No

Change Password Page

nanometrics

Option Exchange Program Opens August 6th, 2009 Closes September 3rd, 2009 at 5pm Pacific Time

Welcome: Home Logout

To change your password, enter your Login ID, Old Password, New Password, Re-enter New Password and Click on the Update button. The password has a maximum limit of 9 characters and it can be a combination of letters and/or digits only.

Enter Login ID:

Enter Old Password:

Enter New Password:

Re-enter New Password:

Update

Welcome Page for Individuals Who Have already Made an Election- Can print their election page nanometrics

Option Exchange Program Opens August 6th, 2009 Closes September 3rd, 2009 at 5pm Pacific Time

Welcome: Home Logout

Learn

Click on any of the links below to learn more.

Offer to Exchange

FAQs

Employee Presentation Materials

Schedule To - Tender Offer Statement

The PDF documents above require Adobe Acrobat Reader in order to view. If necessary, you may download the application by linking to the Adobe website.

Make My Election

You have 28 calendar days left to elect whether to keep your Eligible Options or to exchange them. No partial exchanges of an option grant will be permitted. If you elect to exchange an eligible option grant, you must exchange all of the outstanding options underlying that particular option grant.

You have made an election on your options.

View/Make/Change My Election

Print My Election Confirmation

Need Help?

Contact the SOS Customer Service Center at (408) 754-7650, or nanometrics@sos-team.com

Change Your Password

Participant password reset page

nanometrics

Option Exchange Program

Opens August 6th, 2009

Closes September 3rd, 2009 at 5pm

Pacific Time

To reset your account and/or generate a new temporary password, please enter your Login ID and answer the security question below and submit. A temporary password will be sent to your email address. Once you enter the site with new password you will be able to customize a new password.

Enter Login ID

Enter Birth Date in DD-MON format

(Example 05-Feb)

Submit

Return to Sign-in Page